Exhibit 10.44

MECHANICAL TECHNOLGY, INCORPORTED

2021 Stock Incentive Plan

Restricted Stock Unit Agreement

Mechanical Technology, Incorporated (the "Company") hereby enters into this Restricted Stock Unit Agreement, dated as of the date set forth below, with the Recipient named herein (the "Agreement") and grants to the Recipient the Restricted Stock Units ("RSUs") specified herein pursuant to the Mechanical Technology, Incorporated 2021 Stock Incentive Plan, as amended and in effect from time to time.  The Terms and Conditions attached hereto are also a part hereof.

Name of recipient (the "Recipient"):
Date of this RSU grant:
Number of shares of the Company's Common Stock (the "Underlying Shares") underlying the equivalent number of restricted stock units (the "RSUs") granted pursuant to this Agreement:
Additional Consideration Payable upon Grant of RSUs, if any:
Right to Dividends during Deferral Period:	The Committee may on or after the date of grant, authorize the payment of dividends or other distribution equivalents on Shares in cash or additional Shares on a current, deferred or contingent basis.

Deferral Period:

[_____] Underlying Shares	[Date]
[ ] Underlying Shares	[Date]
[ ] Underlying Shares	[Date]

Signature of Recipient [Name Address]	MECHANCAL TECHNOLOGY, INCORPORATED By: Name: Title:

MECHANICAL TECHNOLGY, INCORPORATED

Restricted Stock Unit Agreement - Terms and Conditions

Mechanical Technology, Incorporated (the "Company") agrees to award to the recipient specified on the cover page hereof (the "Recipient"), and the Recipient agrees to accept from the Company, the number of restricted stock units (the "RSUs") specified on the cover page hereof representing an equivalent number of shares of the Company's Common Stock (the "Underlying Shares"), on the following terms:

1.                  Grant Under Plan.  This Restricted Stock Unit Agreement (the "Agreement") is made pursuant to and is governed by the Company's 2021 Stock Incentive Plan, as amended and in effect from time to time (the "Plan"), and, unless the context otherwise requires, capitalized terms used herein shall have the same meanings as in the Plan.

2.      Vesting of Deferral Period if Business Relationship Continues.

(a)               Vesting Schedule.  If the Recipient has maintained continuously a Business Relationship with the Company through each date specified on the cover page hereof, a portion of the RSUs shall vest on such date in such amounts as are set forth opposite each such date on the cover page hereof. If the Recipient's Business Relationship with the Company is terminated by the Company or by the Recipient for any reason, whether voluntarily or involuntarily, no additional RSUs shall become vested RSUs under any circumstances with respect to the Recipient.  Any determination under this Agreement as to Business Relationship status or other matters referred to above shall be made in good faith by the Committee or the Board, whose decision shall be final and binding on all parties.

"Business Relationship" means service to the Company or its successor in the capacity of an employee, officer, director, consultant or advisor.

(b)        Termination of Business Relationship.  For purposes hereof, a Business Relationship shall not be considered as having terminated during any military leave, sick leave, or other leave of absence if approved in writing by the Company and if such written approval, or applicable law, contractually obligates the Company to continue the Business Relationship of the Recipient after the approved period of absence (an "Approved Leave of Absence").  In the event of an Approved Leave of Absence, vesting of RSUs shall be suspended (and all subsequent vesting dates shall be postponed by the length of the period of the Approved Leave of Absence) unless otherwise provided in the Company's written approval of the leave of absence that specifically refers to this Agreement.  A Business Relationship shall also include a consulting arrangement between the Recipient and the Company that immediately follows termination of employment, but only if so stated in a written consulting agreement executed by the Company that specifically refers to this Agreement.

(c)        Acceleration.  The Committee or the Board may at any time provide that the deferral period for any RSUs awarded pursuant to this Agreement shall become immediately vested, despite the fact that the foregoing actions may cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs.

3.         Issuance of Underlying Shares.  With respect to any RSUs that become vested RSUs pursuant to Section 2, subject to Section 5, the Company shall issue to the Recipient, as soon as practicable following the applicable vesting date specified on the cover page hereof, the number of Underlying Shares equal to the number of RSUs vesting on such vesting date, provided that, if the vesting date of any portion of the RSUs shall occur during either a regularly scheduled or special "blackout period" of the Company wherein Recipient is precluded from selling shares of the Company's Common Stock, the receipt of the corresponding Underlying Shares issuable with respect to such vesting date pursuant to this Agreement shall be deferred until after the expiration of such blackout period.  The Underlying Shares the receipt of which was deferred as provided above shall be issued to Recipient as soon as practicable after the expiration of the blackout period.

4.         Restrictions on Transfer.  The Recipient shall not sell, assign, transfer, pledge, encumber or dispose of all or any of his or her RSUs.

5.         Withholding Taxes.  The Company may withhold any and all applicable taxes required to be by the Company, in connection with the issuance or vesting of the shares of Restricted Stock to the Recipient, as provided in the Plan.

Recipient further agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 5 and the Recipient hereby grants the Company an irrevocable power of attorney to sign such additional documents on the Recipient's behalf if the Company is unable after reasonable efforts to obtain Recipient's signature on such additional documents.  This power of attorney is coupled with an interest and is irrevocable by the Recipient.

6.         Provision of Documentation to Recipient.  By signing the cover page of this Agreement, the Recipient acknowledges receipt of a copy of this entire Agreement, a copy of the Plan, and a copy of the Plan's related prospectus.

7.         Section 409A of the Internal Revenue Code.  The RSUs granted hereunder are intended to avoid the potential adverse tax consequences to the Recipient of Section 409A of the Internal Revenue Code of 1986, as amended, and the Committee or the Board may make such modifications to this Agreement as it deems necessary or advisable to avoid such adverse tax consequences.

8.            Rights as Stockholder.  The Recipient shall have no rights as a stockholder of the Company with respect to any RSUs covered by this Agreement until the issuance of the Underlying Shares.

9.            Miscellaneous.

(a)        Notices.  All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Recipient, to the address set forth on the cover page hereof or at the address shown on the records of the Company, and if to the Company, to the Company's principal executive offices, attention of the Corporate Secretary.

(b)        Entire Agreement; Modification.  This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.  This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties' signatories to this Agreement.  In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

(c)        Fractional RSUs or Underlying Shares.  All fractional RSUs or Underlying Shares resulting from the adjustment provisions contained in the Plan shall be rounded down to the nearest whole unit or share.

(d)       Severability.  The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e)        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

(f)        Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of Nevada without giving effect to the principles of the conflicts of laws thereof.

(g)        Construction.  This  Agreement is to be construed in accordance with the terms of the Plan.  In case of any conflict between the Plan and this Agreement, the Plan shall control.  The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions.  The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.  Capitalized terms not defined herein shall have the meanings given to them in the Plan.

(h)  Data Privacy.  By entering into this Agreement and except as otherwise provided in any data transfer agreement entered into by the Company, the Recipient:  (i) authorizes the Company, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the grant of RSUs or the issuance of Shares in connection with RSUs and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company to store and transmit such information in electronic form.  For purposes of this Section 13(f), the term "Company" refers to the Company, its Subsidiaries and any other affiliate.

(i)         No Obligation to Continue Business Relationship.  Neither the Plan, nor this Agreement, nor any provision hereof imposes any obligation on the Company to continue a Business Relationship with the Recipient.